malonebailey LLP
CERTIFIED PUBLIC ACCOUNTING FIRM

March 26, 2020

To the Board of Directors
Vaso Corporation

Due to staffing issues at our firm and our clients staffing difficulties as a result of the COVID-19 pandemic, we need two to three weeks additional time to complete the audit procedures required to furnish our opinion. We concur with Vaso Corporation that it is necessary to file a report on Form 8-K to request the additional 45-day extension to file the annual report on Form 10-K.

Very Truly Yours,

MaloneBailey LLP

MaloneBailey, LLP